Exhibit 99.1

News Release
Quantenna Announces First Quarter 2019 Financial Results
Wave 3 10G Strategy Results in 28% Year-Over-Year Quarterly Revenue Growth
San Jose, CA - April 29, 2019 - Quantenna Communications, Inc. (NASDAQ:QTNA) today announced preliminary unaudited financial results for the first quarter ended March 31, 2019, with revenues of $57.7 million; GAAP net loss per share of $(0.03) and non-GAAP diluted earnings per share of $0.15.
Financial Summary

	Three Months Ended
	March 31, 2019	April 1, 2018

Revenue	$57,678	$45,117
Gross Profit	29,508	22,765
Gross Margin	51.2%	50.5%

Net income (loss):
GAAP	$(1,105)	$(3,247)
Non-GAAP	6,240	1,160

Net income (loss) per share - diluted:
GAAP	$(0.03)	$(0.09)
Non-GAAP	0.15	0.03

(in thousands except per share data, unaudited)

Please see the note regarding the use of non-GAAP financial measures below, including a detailed reconciliation between GAAP and non-GAAP information in the tables included herein.
First Quarter Company Highlights

•	Revenue of $57.7 million, representing year-over-year growth of 28% over the first quarter of 2018.

•	GAAP net loss per share of ($0.03) compared to ($0.09) in the first quarter of 2018. Non-GAAP dilutive EPS $0.15 compared to $0.03 in the first quarter of 2018.

•	GAAP gross margin of 51.2% compared to 50.5% in the first quarter of fiscal year 2018. Non-GAAP gross margin of 51.3% compared to 50.5% in the first quarter of fiscal year 2018.

•	Announced Qdock, a software framework enabling easy integration of third-party applications with Quantenna’s Wi-Fi solutions.

•	Partnered with NXP Semiconductors N.V. to develop comprehensive platforms for the Wi-Fi 6 market.

•	Set a new bar for Wi-Fi network performance by achieving over 2Gbit/s total throughput with Intel Wireless-AC client devices.

•	Announced that Quantenna’s Spartan architecture enables high-capacity mesh Wi-Fi to TIME’s Malaysian Customers.

•
Announced that Moscow City Telephone Network (MGTS), the fixed network division of Russian cellco Mobile TeleSystems (MTS), has adopted Quantenna’s high-performance 4x4 MIMO solution for its new GPON gateway.

•	Announced that Cognitive Systems’ patented Aura WiFi Motion™ technology will become a standard option for customers developing products based on the Quantenna platform.

•	Announced with Plume the world’s first OpenSync™ Wi-Fi 6 integration for the delivery of cloud services to the consumer, leveraging in-home Wi-Fi infrastructure.

Proposed Acquisition of Quantenna by ON Semiconductor
As previously announced on March 27, 2019, ON Semiconductor has agreed to acquire Quantenna for $24.50 per share in an all cash transaction. The acquisition consideration represents equity value of approximately $1.07 billion and enterprise value of approximately $936 million, after accounting for Quantenna’s net cash of approximately $136 million at the end of the fourth quarter of 2018. The acquisition is expected to significantly enhance ON Semiconductor’s connectivity portfolio with the addition of Quantenna’s industry leading Wi-Fi technology and software capabilities.

The transaction has been approved by ON Semiconductor’s and Quantenna’s boards of directors and is currently expected to close in the second half of 2019. No approval of the stockholders of ON Semiconductor is required in connection with the proposed transaction. On April 22, 2019, early termination of the waiting period under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, was granted. Completion of the proposed acquisition remains subject to approval by Quantenna’s stockholders, other regulatory approvals and other customary closing conditions.

Due to the pending acquisition by ON Semiconductor, Quantenna management will not be hosting an investor conference call and will not provide forward looking guidance.

In addition, in light of the pending acquisition by ON Semiconductor, Quantenna’s board of directors has postponed its regular 2019 Annual Meeting of Stockholders, which typically occurs in June 2019. It is expected that the 2019 Annual Meeting of Stockholders would be held (and the meeting date, record date and related matters announced) later in 2019 if the acquisition by ON Semiconductor is not consummated before the end of 2019.

2 of 8

Non-GAAP Financial Measures

In addition to GAAP reporting, Quantenna provides information regarding net income, gross profit, gross margin, and operating expenses on a non-GAAP basis. This non-GAAP information excludes stock-based compensation expense, expenses incurred in connection with the pending acquisition of the Company by ON Semiconductor Corporation, and changes to deferred tax balances. These non-GAAP measures are used by the Company’s management for the purposes of evaluating the underlying operating performance of the Company, establishing internal budgets, comparing performance with internal forecasts and goals, strategic planning, benchmarking against other companies, to provide a more consistent basis of comparison and to enable more meaningful period to period comparisons. These non-GAAP measures are provided in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial tables included in this press release.

Forward-Looking Statements

This press release contains forward-looking statements based on Quantenna’s current expectations, including statements regarding Quantenna’s preliminary financial results for the first quarter ended March 31, 2019, expected future business and financial performance, growth opportunities, product technologies and customer relationships. The words "believe," "estimate," "expect," "intend," "anticipate," "plan," "project," "will" and similar phrases as they relate to Quantenna are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Quantenna and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: challenges developing new and leading edge products on a timely basis that achieve market acceptance; the complexity of the products, including integration requirements with components from other third parties that are outside of Quantenna's control; quarterly fluctuations in revenues and operating results; intense market competition, including competition from other companies that are larger and have greater resources and broader product ecosystem offerings; ability to accurately predict future revenue and expenses; potential cancellation of customer orders; risks that Quantenna may not be able to maintain its historical growth or achieve similar levels of success with respect to new products; ability to attract and retain customers and service providers; dependence on a limited number of products and customers; intellectual property litigation risks; industry consolidation and risks associated with acquisitions, divestitures and strategic partnerships with respect to Quantenna as well as third parties; product liability risks; risks related to international operations, including the impact of increased tariffs and escalating trade tensions among countries on Quantenna and its customers, end customers, vendors and partners; dependence of Quantenna's customers on components from other third parties; risks that Quantenna may not be able to manage strains associated with its growth; dependence on key personnel; stock price volatility; the cyclical nature of the semiconductor industry; changes in tax and other laws affecting Quantenna’s business and operations; cyberattacks; adjustments to the preliminary financial results reported in this press release for the first quarter of 2019 in connection with completion of the final closing process and procedures and preparation of our Quarterly Report on Form 10-Q; and other factors that are detailed in the Securities and Exchange (“SEC”) filings of Quantenna, which you may obtain for free at the SEC’s website at http://www.sec.gov. Additionally, there are risks and uncertainties in connection with the proposed acquisition of us by ON Semiconductor which may adversely affect our business, future opportunities, employees and common stock, including without limitation, (i) the proposed transaction may not be completed in a timely manner, or at all, (ii) the effect of the announcement or pendency of the proposed transaction, (iii) the failure to satisfy any of the conditions to the consummation of the

3 of 8

proposed transaction, including the approval of the merger agreement by our stockholders and the receipt of required regulatory approvals, (iv) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including a termination fee payable to ON Semiconductor, (v) risks related to diverting management’s attention from our ongoing business operations, (vi) the outcome of any legal proceedings that may be instituted against us related to the merger agreement or the proposed transaction, and (vii) additional costs, charges or expenses resulting from the proposed transaction. Quantenna disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Quantenna Communications

Quantenna (Nasdaq:QTNA) is the global leader and innovator of high performance Wi-Fi solutions. Founded in 2006, Quantenna has demonstrated its leadership in Wi-Fi technologies with many industry firsts. Quantenna continues to innovate with the mission to perfect Wi-Fi by establishing benchmarks for speed, range, efficiency and reliability. Quantenna takes a multidimensional approach, from silicon and system to software, and provides total Wi-Fi solutions. For more information, visit www.quantenna.com.

4 of 8

Quantenna Communications, Inc.
Condensed Consolidated Statements of Operations
(in thousands except per share data, unaudited)

	Three Months Ended
	March 31, 2019	April 1, 2018

Revenue	$57,678	$45,117
Cost of revenue	28,170	22,352
Gross profit	29,508	22,765
Operating expenses:
Research and development	19,059	17,601
Sales and marketing	4,357	4,495
General and administrative	9,275	4,198
Total operating expenses	32,691	26,294
Loss from operations	(3,183)	(3,529)
Other income, net	697	334
Loss before income taxes	(2,486)	(3,195)
Benefit (provision) for income taxes	1,381	(52)
Net loss	$(1,105)	$(3,247)
Net loss per share - basic and diluted	$(0.03)	$(0.09)
Shares used in computing net loss per share - basic and diluted	38,080	35,848

5 of 8

Quantenna Communications, Inc.
Unaudited reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share data)

Non-GAAP Income Statement Items	Three months ended March 31, 2019					Three months ended April 1, 2018
	GAAP Measure	Stock-based Compensation Expense	Acquisition-Related Expenses**	Income Taxes*	Non-GAAP Measure	GAAP Measure	Stock-based Compensation Expense	Income Taxes*	Non-GAAP Measure
Revenue	$57,678				$57,678	$45,117			$45,117
Gross profit	29,508	85	2		29,595	22,765	34		22,799
Gross margin	51.2%	0.1%			51.3%	50.5%	0.1%		50.5%
Research and development	19,059	2,890	26		16,143	17,601	2,393		15,208
Sales and marketing	4,357	749	6		3,602	4,495	984		3,511
General and administrative	9,275	1,506	3,966		3,803	4,198	1,181		3,017
Income (loss) from operations	(3,183)	5,230	4,000		6,047	(3,529)	4,592		1,063
Benefit (Provision) for income taxes	1,381	—	—	(1,885)	(504)	(52)	—	(185)	(237)
Net income (loss)	$(1,105)	$5,230	$4,000	$(1,885)	$6,240	$(3,247)	$4,592	$(185)	$1,160
Basic shares outstanding	38,080				38,080	35,848			35,848
Basic earnings per share	$(0.03)				$0.16	$(0.09)			$0.03
Diluted shares outstanding	38,080				40,642	35,848			38,703
Diluted earnings per share	$(0.03)				$0.15	$(0.09)			$0.03

*Income tax adjustment relating to change in US Federal and State deferred tax assets.
** Expenses incurred in connection with the pending acquisition of the Company by ON Semiconductor Corporation.

6 of 8

Quantenna Communications, Inc.
Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	March 31, 2019	December 30, 2018
Assets
Current assets
Cash and cash equivalents	$40,750	$38,881
Marketable securities	95,729	97,268
Accounts receivable	35,096	28,326
Inventory	18,203	20,218
Prepaid expenses and other current assets	2,465	5,325
Total current assets	192,243	190,018
Deferred tax assets	37,425	35,563
Property and equipment, net	21,610	13,691
Intangible and other assets, net	6,681	6,384
Total assets	$257,959	$245,656
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$8,962	$9,852
Accrued liabilities and other current liabilities	28,193	25,946
Total current liabilities	37,155	35,798
Other long-term liabilities	8,642	3,371
Total liabilities	45,797	39,169

Stockholders’ equity
Common stock	4	4
Additional paid-in capital	337,813	331,551
Accumulated other comprehensive loss	(417)	(935)
Accumulated deficit	(125,238)	(124,133)
Total stockholders’ equity	212,162	206,487
Total liabilities and stockholders’ equity	$257,959	$245,656

7 of 8

Quantenna Communications, Inc.
Condensed Consolidated Cash Flows
(in thousands, unaudited)

	Three Months Ended
	March 31, 2019	April 1, 2018

Cash flows from operating activities
Net loss	$(1,105)	$(3,247)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,995	1,125
Stock-based compensation expense	5,230	4,592
Deferred income taxes	(2,009)	—
Other	136	(50)
Changes in assets and liabilities:
Accounts receivable	(6,770)	476
Inventory	2,015	(5,758)
Prepaid expenses and other assets	2,294	(147)
Accounts payable	(910)	8,725
Accrued liabilities and other current liabilities	(6)	1,053
Non-current liabilities	(635)	—
Net cash provided by operating activities	235	6,769
Cash flows from investing activities
Purchase of property and equipment	(941)	(924)
Purchase of long-term investment	—	(590)
Purchase of marketable securities	(21,480)	(13,211)
Proceeds from sales and maturities of marketable securities	23,211	11,515
Net cash provided by (used in) investing activities	790	(3,210)
Cash flows from financing activities
Proceeds from issuance of common stock	2,964	1,438
Payments of taxes withheld for vested stock awards	(1,932)	(601)
Payments related to intangible asset purchase	(272)	(272)
Repayments of long-term debt	—	(3,943)
Net cash provided by (used in) financing activities	760	(3,378)
Effect of exchange rates on cash and cash equivalents	84	—
Net increase in cash and cash equivalents	1,869	181
Cash and cash equivalents
Beginning of period	38,881	24,432
End of period	$40,750	$24,613

Quantenna Communications, Inc.
Vernon Essi, Jr.
669-209-5647
vessi@quantenna.com

# # #

8 of 8